Filed pursuant to Rule 424(b)(5)

                                                                                                                                                Registration No. 333-226789

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 23, 2018)

1,880,000 Shares

Loop Industries, Inc.

Common Stock

We are offering 1,880,000 shares of our common stock in this offering. Our common stock is traded on The Nasdaq Global Market, or the Nasdaq under the symbol “LOOP.” On September 18, 2020, the last reported sale price of our common stock was $13.00 per share.

The offering is being underwritten on a firm commitment basis. We have granted the underwriter an option to buy up to an additional 282,000 shares of common stock. The underwriter may exercise this option at any time and from time to time during the 30-day period from the date of this prospectus supplement.

	No Exercise of Underwriter Option		Full Exercise of Underwriter Option
	Per Share	Total	Per Share	Total
Public offering price	$12.75	$23,970,000	$12.75	$27,565,500
Underwriting discounts and commissions(1)	$0.6375	$1,198,500	$0.6375	$1,378,275
Proceeds to us, before expenses	$12.1125	$22,771,500	$12.1125	$26,187,225

___________________________

(1)	In addition, we have agreed to reimburse the underwriter for certain expenses. See “Underwriting” on page S-18 of this prospectus supplement for additional information.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” appearing on pages S-5 of this prospectus supplement and elsewhere in this prospectus supplement and the accompanying base prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares of common stock to the purchasers on or about September 23, 2020.

The date of this prospectus supplement is September 21, 2020

Roth Capital Partners

Prospectus Supplement

i

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless the context otherwise requires, all references in this prospectus supplement to “Loop Industries,” the “Company,” “we,” “us” or “our” refer to Loop Industries, Inc., a Nevada corporation.

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process.  This document is in two parts.  The first part is this prospectus supplement, which describes the specific terms of this common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference therein.  The second part, the accompanying prospectus, provides more general information.  Generally, when we refer to this “prospectus,” we are referring to both parts of this document combined.  We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated herein and therein, before buying any of the securities being offered under this prospectus supplement. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those statements made in the accompanying prospectus and documents incorporated by reference therein.  However, if any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus supplement), the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

We and the underwriter have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus supplement and the accompanying prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus or the documents incorporated herein and therein by reference is accurate as of any date other than their respective dates. Our business, financial condition, and results of operations may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any related free writing prospectus, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement and in the accompanying prospectus.

                We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you.  Moreover, such representations, warranties or covenants were accurate only as of the date they were made.  In addition, the assertions embodied in any representations, warranties and covenants contained in such agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to investors and may be qualified by information in disclosure schedules.  These disclosure schedules may contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the agreements.  Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We obtained the industry, market and competitive position data in this prospectus supplement from our own internal estimates and research as well as from industry and general publications and research surveys and studies conducted by third parties.  These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.  In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus supplement.  These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and us.

S-i

We and the underwriter are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted.  The distribution of this prospectus supplement and the accompanying base prospectus and the offering of the common stock in certain jurisdictions may be restricted by law.  Persons outside the United States who come into possession of this prospectus supplement and the accompanying base prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying base prospectus outside the United States.  This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying base prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

NOTICE TO INVESTORS

Our head office is located in the Province of Quebec, Canada, and as a result we are required to comply with the prospectus requirements of Quebec securities laws, or an exemption from such prospectus requirements, when making sales of securities to any purchaser outside Canada.  In order to comply with the “accredited investor” exemption afforded by National Instrument 45-106 Prospectus Exemptions of the Canadian securities administrators (“NI 45-106”), all purchasers of securities offered by prospectus supplement in any country must qualify as an “accredited investor” as defined for the purposes of that Canadian prospectus exemption.

By purchasing any securities pursuant to this prospectus supplement, each purchaser hereby represents and warrants to us and to the underwriter that it is an “accredited investor” as that term is defined in NI 45-106, which includes, among other things: (i) a person, other than an individual or investment fund, that has net assets of at least CAD $5 million as shown on its most recently prepared financial statements (the “Net Asset Test”); (ii) a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of any jurisdiction; (iii) a bank or other financial institution; (iv) a securities dealer or adviser that is registered in any jurisdiction; (v) a pension fund that is regulated by a regulatory authority; (vi) any national, federal, state, provincial, territorial or municipal government of or in any jurisdiction, or any agency of that government; or (vii) an entity all of the owners of interests in which, direct, indirect or beneficial, are persons that are accredited investors.  Each purchaser further hereby represents and warrants that:  (i) it is not an individual; (ii) if it is satisfying the definition of “accredited investor” on the basis of the Net Asset Test, it was not created and is not being used solely to purchase or hold securities as an “accredited investor”; and (iii) it is either purchasing the notes as principal, or is acting on behalf of a fully managed account managed by it.

Each purchaser of securities further acknowledges that its name and other specified information, including the amount of the securities it has purchased, may be disclosed to Canadian securities regulatory authorities in accordance with the requirements of applicable laws, and it consents to the disclosure of that information.  If requested by us or the underwriter, it shall provide us with any and all documentation or other evidence necessary to verify and confirm its status as an “accredited investor” under Canadian securities laws, including the specific subparagraph of the definition of that term under which it so qualifies.

Purchasers of securities are hereby notified that the securities purchased pursuant to this prospectus supplement may be subject to applicable Canadian resale restrictions, and that purchasers should consult with Canadian legal counsel before making any resale of the securities to a purchaser located or resident in Canada.

S-ii

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the sections captioned “Risk Factors” in this prospectus supplement, the financial statements and related notes and other information that we incorporate by reference herein, including our most recent report on Form 10-K or on Form 10-Q. Unless the context otherwise requires, the terms “Loop Industries, Inc.,” “Loop Industries,” “Loop,” “the company,” “we,” “us” and “our” in this prospectus supplement refer to the consolidated operations of Loop Industries, Inc. and its consolidated subsidiaries as a whole.

Overview

Loop Industries is a technology company whose mission is to accelerate the world's shift toward sustainable PET plastic and polyester fiber and away from our dependence on fossil fuels. Loop Industries owns patented and proprietary technology that depolymerizes no- and low-value waste PET plastic and polyester fiber, including bottles, packaging, carpets, and other textiles of any color, transparency or condition, including waste PET plastic recovered from the ocean that has been degraded by the sun and salt, to its base building blocks (monomers). The monomers are filtered, purified and polymerized to create virgin-quality Loop™ branded PET resin suitable for use in food-grade packaging, and polyester fiber, thus enabling our customers to meet their sustainability objectives. Loop Industries is contributing to the global movement towards a circular economy by preventing plastic waste and recovering waste plastic for a more sustainable future for all.

Our Technology

The power of our technology lies in its ability to use as feedstock what is currently considered waste PET plastic and polyester fiber from landfills, rivers, oceans and natural areas to create new, sustainable, infinitely recyclable Loop™ PET resin and polyester fiber. We believe our technology can deliver a cost-effective and profitable virgin quality PET resin suitable for use in food-grade packaging.

Our Generation I (“GEN I”) technology process yielded purified terephthalic acid (“PTA”) and monoethylene glycol (“MEG”), two common monomers of PET, through depolymerization. While the monomers were of excellent purity and strong yield, we continued to challenge ourselves to drive down costs and eliminate inputs. It was during this process that we realized we could simplify our process and increase yields at a lower cost, namely by eliminating water and chlorinated solvents from the depolymerization process and reducing the number of reagents from five to two, if we shifted from the production of PTA to the production of dimethyl terephthalate (“DMT”), another proven monomer of PET that is far simpler to purify. Since June 2018, when we transitioned to this Generation II (“GEN II”) technology and our newly built industrial pilot plant, we continue to see consistently high monomer yields, excellent purity, and improved conversion costs.

This shift, from producing the monomer PTA to the monomer DMT, was a pivotal moment for Loop Industries. We believe that the GEN II technology requires less energy and fewer resource inputs than conventional PET production processes. We also believe it is one of the most environmentally sustainable methods for producing virgin quality food-grade PET plastic in the world.

To protect our technology, we rely on a combination of patents, trademarks, trade secrets, confidentiality agreements and provisions as well as other contractual provisions to protect our proprietary rights, which are primarily our patents, brand names, product designs and marks.

We have two patent families, referred to as GEN I technology and the GEN II technology, with claims relating to our technology for depolymerizing PET.

S-1

Corporate Information and History

We were originally incorporated in Nevada in March 2010 under the name Radikal Phones Inc., which was changed to First American Group Inc. in October 2010. On July 29, 2015, we completed a reverse acquisition of Loop Holdings, Inc., whereby we acquired all of its issued and outstanding shares of common stock in a share exchange for approximately 78.1% of our capital stock at the time. The depolymerization business of Loop Holdings, Inc. became our sole operating business. On July 21, 2015, we changed our name to Loop Industries, Inc.  Loop Holdings, Inc. was originally incorporated in Nevada on October 23, 2014. On March 9, 2017, Loop Holdings, Inc. merged with and into us.

Our principal executive offices are located at 480 Fernand-Poitras Street, Terrebonne, Québec J6Y 1Y4 Canada. Our telephone number is (450) 951-8555. Our website address is http://www.loopindustries.com. The information contained on, or that can be accessed through, our website is not incorporated by reference in this prospectus supplement and should not be considered to be part of this prospectus supplement. For further information regarding us and our financial information, you should refer to our recent filings with the SEC. See “Where You Can Find More Information.”

S-2

The Offering

Common Stock offered by us	1,880,000 shares (2,162,000 shares if the underwriter’s option to purchase additional shares is exercised in full)
Common Stock to be outstanding immediately after this offering	41,815,210 shares of common stock (42,097,210 shares if the underwriter’s option to purchase additional shares is exercised in full)
Option to purchase additional shares

The underwriter has the option to purchase from us up to a maximum of 282,000 additional shares of common stock.  The underwriter can exercise this option at any time within 30 days of this prospectus supplement.

Use of proceeds	We intend to use proceeds of the offering to fund general corporate purposes, including continued investment in research and development for further innovation and funding ongoing operations.
Risk Factors

See “Risk Factors” beginning on page S-5 of this prospectus supplement and the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Global Market symbol	“LOOP”
The number of shares of our common stock to be outstanding after this offering is based on 39,935,210 shares of our common stock outstanding as of August 31, 2020 and excludes:
• 1,177,745 additional shares of our common stock, reserved for future issuance as of August 31, 2020 under our 2017 Equity Incentive Plan;
• 15,153 shares of our common stock issuable to Investissement Québec upon the exercise of warrants out-standing as of August 31, 2020, with an exercise price of $11.00 per share;

• 4,093,567 shares of our common stock issuable to Northern Private Capital Fund I Limited Partnership upon the exercise of warrants outstanding as of August 31, 2020, with an exercise price of $11.00 per share;

• 4,313,750 shares of our common stock issuable as a result of restricted stock units outstanding as of August 31, 2020, of which 3,800,000 shares of our common stock issuable to the Company’s President and Chief Executive Officer as a performance-based award;

• 775,611 shares of our common stock issuable upon the exercise of warrants outstanding as of August 31, 2020, with a weighted average exercise price of $10.21; and
• 1,587,081 shares of our common stock issuable upon the exercise of employee stock options outstanding as of August 31, 2020, with a weighted average exercise price of $6.81.

S-3

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriter of its option to purchase up to an additional 282,000 shares of our common stock.

Recent Developments

On September 2, 2020, Loop Canada Inc. (“Loop Canada”), a wholly-owned subsidiary of Loop Industries, entered into an agreement with Chemtex Global Corporation (“Chemtex”), to license the PET plastic and polyester polymer fiber manufacturing know-how from INVISTA's technology and licensing group, INVISTA Performance Technologies ("IPT") and engineering and design support from Chemtex to support of the Company’s strategy to commercialize its depolymerization technology and begin its global roll-out of Infinite Loop™ manufacturing facilities.

Pursuant to the agreement, Loop Canada will build two PET resin manufacturing facilities to manufacture Loop™ branded PET resin and polyester fiber using IPT’s polymerization know-how, and based on Chemtex’s engineering and design, and Loop’s depolymerization technology, which breaks down waste PET plastic and polyester fiber into its monomers: DMT and MEG.

On September 10, 2020, Loop Industries entered into an agreement with SUEZ Groupe (“SUEZ”) to build the first Infinite Loop™ recycling facility in Europe. Pursuant to the agreement, the partnership will combine the resource management expertise of SUEZ and Loop Industries’ technology for the production of food grade bottles made of 100% recycled and recyclable plastic.

S-4

RISK FACTORS

An investment in our securities involves a high degree of risk.  Prior to making a decision about investing in our securities, you should carefully consider the risks, uncertainties and assumptions discussed under “Risk Factors” in our most recent Annual Report on Form 10-K or Quarterly Reports on Form 10-Q and in other documents, which are incorporated herein by reference into this prospectus supplement, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement.  The risks and uncertainties we have described are not the only ones we face.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

For more information about our SEC filings, please see “Where You Can Find More Information” and “Information Incorporated by Reference.”

Risks Related to the Company

The global COVID-19 pandemic has adversely affected, and may in the future adversely affect, our business, results of operations and financial condition.

The COVID-19 pandemic has disrupted business operations for us and our customers, suppliers, vendors and other parties with whom we do business and such disruptions are expected to continue for an indefinite period of time.  In an effort to control the spread of COVID-19, governments and municipalities around the world have instituted restrictive measures, including orders to shelter-in-place, travel restrictions, mandated business closures and social distancing. The pandemic and resulting governmental restrictions and regulations have adversely affected businesses, economies, and financial markets globally, leading to an economic downturn, a sharp increase in unemployment and increased market volatility of uncertain severity and duration.

The uncertain duration of these measures have had and may continue to have increasingly negative effects on critical development and commercialization efforts.  In particular, although we were able to take advantage of exemptions in the order from Québec provincial government closing all non-essential business and commercial activity in the province during the shutdown period between March 25, 2020 and May 11, 2020 to continue reduced operations at our pilot plant, the situation in the United States and the continued border closures and quarantine requirements between Canada and the United States have caused disruptions in our timetable of our joint venture with Indorama in the development of our Spartanburg facility and commercialization of our technology. We cannot ensure whether there will be further delays in light of the COVID-19 pandemic and further impact on the development and commercialization of our technology could have a material adverse effect on our results of operations and cash flows.

In addition, as a result of COVID-19 and the measures designed to contain the spread of the virus, we may experience further restrictions on the movement of employees, disruption of supply chains, shipping of raw materials, restrictions on manufacturing and decline in value of assets held by us, including property and equipment.  In particular, the COVID-19 outbreak has caused disruption to our business, including our furloughing a number of employees, which have now returned to work.  Additionally, our management team has, and will likely continue, to spend time, attention and resources monitoring the COVID-19 pandemic and seeking to manage its effects on our business and workforce.  Further, we are in the process of obtaining all necessary permits and approvals for the operation of our business, which processes may be delayed due to the impact of the COVID-19 pandemic.

Although we continue to monitor the situation and may adjust our current policies as more information and public health guidance become available, the COVID-19 pandemic is ongoing, and its dynamic nature, including uncertainties relating to the ultimate spread of the virus, the severity of the disease, the duration of the outbreak and actions that may be taken by governmental authorities to contain the outbreak or to treat its impact, makes it difficult to accurately forecast any effects on our results of operations for 2021 and beyond.  Additionally, our efforts to mitigate the impact of COVID-19 on our business, employees and the community in which we operate efforts may not be successful and may require additional costs and have a material adverse effect on our results of operations and cash flows.

S-5

Risks Related to the Offering

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Although we expect to use the proceeds from this offering to fund general corporate purposes, including continued investment in research and development for further innovation and funding ongoing operations, our management will still have significant flexibility in applying the net proceeds of this offering.  You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways you would agree with.  It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for our company.  The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

By purchasing or holding our common stock you, and any current holders of our common stock, will experience immediate dilution in your or their investment as a result of this offering.

Because the price per share of common stock being offered hereby may be higher than the net tangible book value per share of our common stock, you will experience dilution to the extent of the difference between the offering price per share of common stock you pay in this offering and the net tangible book value per share of our common stock immediately after this offering.  Our net tangible book value (deficit) as of May 31, 2020, was $35,452,406, or $0.89 per share of common stock.  Net tangible book value (deficit) per share is equal to our total tangible assets minus total liabilities, all divided by the number of shares of common stock outstanding.  See “Dilution” on page S-11 for a more detailed discussion of the dilution you will incur in this offering.

A substantial number of shares of our common stock may be sold in this offering, which could cause the price of our common stock to decline.

In this offering we will sell 1,880,000 shares of common stock, which represents approximately 4.7% of our outstanding common stock as of August 31, 2020, after giving effect to the sale of the shares of common stock.  This sale and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock on The Nasdaq Global Market.  We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

Our President and Chief Executive Officer and Chairman of the Board of Directors, Mr. Daniel Solomita, beneficially owns a large portion of our capital stock and retains voting control of the Company, and accordingly, has control over stockholder matters, our business and management.

After giving effect to this offering, Mr. Daniel Solomita, our President and Chief Executive Officer, Chairman of the Board of Directors, and majority stockholder, will continue to beneficially own 18,800,000 shares of common stock, or approximately 47% of our issued and outstanding shares of common stock as of August 31, 2020. Mr. Solomita also holds one share of Series A Preferred Stock. The one share of Series A Preferred Stock issued to Mr. Solomita holds a majority of the total voting power so long as Mr. Solomita holds not less than 7.5% of the issued and outstanding shares of our common stock, assuring that Mr. Solomita retains control even in the event that his ownership of the issued and outstanding shares of our common stock is diluted to a level below a majority. After giving effect to this offering, Mr. Solomita’s beneficial ownership of 18,800,000 shares of common stock and 1 share of Series A Preferred Stock will provide him with 77.14% of the voting control of the Company.

S-6

Additionally, the one share of Series A Preferred Stock issued to Mr. Solomita contains protective provisions, which precludes us from taking certain actions without Mr. Solomita’s (or that of any person to whom the one share of Series A Preferred Stock is transferred) approval. More specifically, so long as any shares of Series A Preferred Stock are outstanding, we are not permitted to take certain actions without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting as a separate class, including for example and without limitation, amending our articles of incorporation, changing or modifying the rights of the Series A Preferred Stock, including increasing or decreasing the number of authorized shares of Series A Preferred Stock, increasing or decreasing the size of the board of directors or remove the director appointed by the holders of our Series A Preferred Stock and declaring or paying any dividend or other distribution.

In addition, sales of significant amounts of shares held by Mr. Solomita, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

We do not expect to pay any cash dividends in the foreseeable future.

We expect retain our future earnings to fund the development and growth of our business.  As a result, capital appreciation, if any, of our common stock will be stockholders’ sole source of gain, if any, for the foreseeable future.

S-7

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the sections entitled “Prospectus Supplement Summary” and “Risk Factors,” the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act of 1934, as amended, or the Exchange Act, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue”  and similar terms or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this document relate to, among other things:

•	commercialization of our technology and products;

•	status of our relationships with partners;

•	development and protection of our intellectual property and products;

•	industry competition;

•	our need for and ability to obtain additional funding;

•	building our manufacturing facility;

•	and our ability to sell our products in order to generate revenues;

•	our proposed business model and our ability to execute thereon;

•	adverse effects on our business and operations as a result of increased regulatory, media or financial reporting issues and practices, rumors or otherwise;

•	the exercise of the control over us by Mr. Daniel Solomita, our President and Chief Executive Officer, Chairman of the Board of Directors, and majority stockholder;

•	other factors discussed in our subsequent filings with the SEC;

•	as well as other statements regarding our future operations, financial condition and prospects and business strategies; and

•

disease epidemics and health related concerns, such as the current outbreak of a novel strain of coronavirus (COVID-19), which could result in (and, in the case of the COVID-19 outbreak, has resulted in some of the following) reduced access to capital markets, supply chain disruptions and scrutiny or embargoing of goods produced in affected areas, government-imposed mandatory business closures and resulting furloughs of our employees, travel restrictions or the like to prevent the spread of disease, and market or other changes that could result in noncash impairments of our intangible assets, and property, plant and equipment

S-8

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, operating results, cash flows or prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” and elsewhere in this prospectus supplement and the accompanying prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus to reflect events or circumstances after the date of this prospectus supplement or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to review any additional disclosures we make in the documents we subsequently file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information.”

S-9

USE OF PROCEEDS

After deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, we expect the net proceeds from this offering to be approximately $22,580,500 (or $22,996,225 if the underwriter exercises its option to purchase 282,000 additional shares from us in full), based on the offering price of $12.75 per share.  We anticipate that the net proceeds raised pursuant to this offering will be used to fund general corporate purposes, including continued investment in research and development for further innovation and funding ongoing operations.

S-10

DILUTION

The net tangible book value of our common stock as of May 31, 2020 was approximately $35,452,406, or $0.89 per share.  Our net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities and divided by the total number of shares of our common stock outstanding as of May 31, 2020.  Dilution per share to the new investor represents the difference between the amount per share paid by purchasers for each share of common stock in this offering and the net tangible book value per share of our common stock immediately following the completion of this offering.

After giving effect to the sale of 1,880,000 shares of common stock offered hereby at the price of $12.75 per share, after deducting the underwriter fees and estimated offering expenses of $1,389,500, the adjusted net tangible book value and our net tangible book value per share would have been approximately $58,032,906, or $1.39 per share.  This represents an immediate increase in net tangible book value of $0.50 per share to existing shareholders and an immediate dilution in net tangible book value of $11.36 per share, calculated on a weighted average basis, to new investor.

The following table illustrates the per share dilution:

Offering price per share		$12.75
Weighted average price per share		$12.75
Historical net tangible book value per share as of May 31, 2020	$0.89
Increase in net tangible book value per share to existing shareholders		0.50
Adjusted net tangible book value per share after this offering		1.39
Dilution per share to new investor		$11.36

The number of shares of our common stock to be outstanding after this offering is based on 39,935,210 shares of our common stock outstanding as of August 31, 2020 and excludes:

•	1,177,745 additional shares of our common stock, reserved for future issuance as of August 31, 2020 under our 2017 Equity Incentive Plan;

•	15,153 shares of our common stock issuable to Investissement Québec upon the exercise of warrants out-standing as of August 31, 2020, with an exercise price of $11.00 per share;

•	4,093,567 shares of our common stock issuable to Northern Private Capital Fund I Limited Partnership upon the exercise of warrants outstanding as of August 31, 2020, with an exercise price of $11.00 per share;

•	4,313,750 shares of our common stock issuable as a result of restricted stock units outstanding as of August 31, 2020, of which 3,800,000 shares of our common stock issuable to the Company’s President and Chief Executive Officer as a performance-based award;

•	775,611 shares of our common stock issuable upon the exercise of warrants outstanding as of August 31, 2020, with a weighted average exercise price of $10.21; and

•	1,587,081 shares of our common stock issuable upon the exercise of employee stock options outstanding as of August 31, 2020, with a weighted average exercise price of $6.81.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriter of its option to purchase up to an additional 282,000 shares of our common stock.

S-11

DIVIDEND POLICY

We have never declared or paid any cash dividend on our capital stock.  We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future.  Any determination to pay dividends in the future will be at the discretion of our board of directors and will be dependent on a number of factors, including our earnings, capital requirements and overall financial conditions.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of our common stock acquired in this offering by a “non-U.S. holder” (as defined below), but does not purport to be a complete analysis of all the potential tax considerations relating thereto, and also does not address the U.S. federal income tax consequences of transactions effected prior to, concurrently with or after this offering. This summary is based upon the provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought, and do not intend to seek, any ruling from the Internal Revenue Service (“IRS”), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

S-13

This summary also does not address the tax considerations arising under the laws of any non-U.S., state or local jurisdiction or under U.S. federal gift and estate tax rules. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies, regulated investment companies, real estate investment trusts or other financial institutions;

•	persons subject to the alternative minimum tax or the Medicare surtax on net investment income;

•	tax-exempt organizations;

•	pension plans and tax-qualified retirement plans;

•	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

•	brokers or dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

•	certain former citizens or long-term residents of the United States;

•	partnerships (or entities classified as such for U.S. federal income tax purposes), other pass-through entities, and investors therein;

•	persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

•	persons who hold or receive our common stock pursuant to the exercise of any option or otherwise as compensation;

•

persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an “applicable financial statement” as defined in Section 451(b) of the Code;

•	persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment); or

•	persons deemed to sell our common stock under the constructive sale provisions of the Code.

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In addition, if a partnership (or other entity or arrangement classified as a partnership or flow-through entity for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in such partnership or other such entity generally will depend on the status of the partner and upon the activities of the partnership or other entity. A partner in a partnership or other such entity that will hold our common stock should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of our common stock through a partnership or other such entity, as applicable.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation and the tax consequences of the purchase, ownership and disposition of our common stock arising under the U.S. federal gift or estate tax rules or under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Non-U.S. Holder Defined

For purposes of this discussion, you are a “non-U.S. holder” if you are a beneficial owner of our common stock that, for U.S. federal income tax purposes, is not a partnership or:

•	an individual who is a citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States or any political subdivision thereof, or otherwise treated as such for U.S. federal income tax purposes;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust (x) whose administration is subject to the primary supervision of a U.S. court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (y) that has made a valid election under applicable Treasury Regulations to be treated as a U.S. person.

Distributions

As described in the section titled “Dividend Policy,” we have never declared or paid cash dividends on our common stock, and we do not anticipate paying any dividends on our common stock following the completion of this offering. However, if we do make distributions on our common stock, those payments will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital and will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale of stock.

Subject to the discussions below on effectively connected income and in the sections titled “Backup Withholding and Information Reporting” and “Foreign Account Tax Compliance Act (FATCA),” any dividend paid to you generally will be subject to U.S. federal withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty between the United States and your country of residence. In order to receive a reduced treaty rate, you must provide us with a properly executed IRS Form W-8BEN or W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. If you are eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS. If you hold our common stock through a financial institution or other agent acting on your behalf, you will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through other intermediaries.

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Dividends received by you that are treated as effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, such dividends are attributable to a permanent establishment or fixed base maintained by you in the United States) are generally exempt from the 30% U.S. federal withholding tax, subject to the discussion below in the sections titled “Backup Withholding and Information Reporting” and “Foreign Account Tax Compliance Act (FATCA)”. In order to obtain this exemption, you must provide us with a properly executed IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to U.S. federal withholding tax, are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits, subject to an applicable income tax treaty providing otherwise. In addition, if you are a corporate non-U.S. holder, dividends you receive that are effectively connected with your conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty between the United States and your country of residence. You should consult your tax advisor regarding the tax consequences of the ownership and disposition of our common stock, including any applicable tax treaties that may provide for different rules.

Gain on Disposition of Common Stock

Subject to the discussion in the sections titled “Backup Withholding and Information Reporting” and “Foreign Account Tax Compliance Act (FATCA),” you generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock unless:

•	the gain is effectively connected with your conduct of a U.S. trade or business (and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by you in the United States);

•	you are an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

•	our common stock constitutes a United States real property interest by reason of our status as a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding your disposition of, or your holding period for, our common stock.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our U.S. and worldwide real property interests plus our other assets used or held for use in a trade or business, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, your common stock will be treated as U.S. real property interests only if you actually (directly or indirectly) or constructively hold more than five percent of such regularly traded common stock at any time during the shorter of the five-year period preceding your disposition of, or your holding period for, our common stock.

If you are a non-U.S. holder described in the first bullet above, you will be required to pay tax on the gain derived from the sale (net of certain deductions and credits) under the same graduated U.S. federal income tax rates applicable to U.S. persons, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. If you are an individual non-U.S. holder described in the second bullet above, you will be subject to tax at 30% (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by U.S. source capital losses for the year, provided you have timely filed U.S. federal income tax returns with respect to such losses. You should consult your tax advisor regarding any applicable income tax or other treaties that may provide for different rules.

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Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends on or of proceeds from the disposition of our common stock made to you may be subject to information reporting and backup withholding at the applicable statutory rate (currently, 24%) unless you establish an exemption, for example, by properly certifying your non-U.S. status on a properly completed IRS Form W-8BEN or W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act (FATCA)

The Foreign Account Tax Compliance Act, Treasury Regulations issued thereunder and official IRS guidance, collectively “FATCA,” generally impose a U.S. federal withholding tax of 30% on dividends on, and the gross proceeds from a sale or other disposition of, our common stock, paid to a “foreign financial institution” (as specially defined under these rules), unless otherwise provided by the Treasury Secretary or such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and the gross proceeds from a sale or other disposition of our common stock paid to a “non-financial foreign entity” (as specially defined under these rules) unless otherwise provided by the Treasury Secretary or such entity provides the withholding agent with a certification identifying the substantial direct and indirect U.S. owners of the entity, certifies that it does not have any substantial U.S. owners, or otherwise establishes an exemption.

The withholding obligations under FATCA generally apply to dividends on our common stock. The Treasury Secretary has issued proposed regulations providing that the withholding provisions under FATCA do not apply with respect to payment of gross proceeds from a sale or other disposition of our common stock, which may be relied upon by taxpayers until final regulations are issued. The withholding tax will apply regardless of whether the payment otherwise would be exempt from withholding tax, including under the exemptions described above. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and your country of residence may modify the requirements described in this section. Prospective investors should consult with their own tax advisors regarding the application of FATCA withholding to their investment in, and ownership and disposition of, our common stock.

The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice to investors in their particular circumstances. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

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UNDERWRITING

We have entered into an underwriting agreement with the underwriter, Roth Capital Partners, LLC. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, shares of our common stock. Our common stock trades on The Nasdaq Global Market under the symbol “LOOP.”

Pursuant to the terms and subject to the conditions contained in the underwriting agreement, we have agreed to sell to the underwriter named below, and the underwriter has agreed to purchase from us, the respective number of shares of common stock set forth opposite its name below:

Underwriter	Number of Shares
Roth Capital Partners, LLC	1,880,000
Total	1,880,000

The underwriting agreement provides that the obligation of the underwriter to purchase the shares of common stock offered by this prospectus supplement and the accompanying prospectus is subject to certain conditions. The underwriter is obligated to purchase all of the shares of common stock offered hereby if any of the shares are purchased.

Underwriter’s Option to Purchase Additional Shares

We have granted the underwriter an option to buy up to an additional 282,000 shares of common stock from us at the public offering price, less the underwriting discounts and commissions. The underwriter may exercise this option at any time, in whole or in part, during the 30-day period after the date of this prospectus supplement; however, the underwriter may only exercise the option once.

Discounts, Commissions and Expenses

The underwriter proposes to offer to the shares of common stock purchased pursuant to the underwriting agreement to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $12.75 per share. After this offering, the public offering price and concession may be changed by the underwriter. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

In connection with the sale of the common stock to be purchased by the underwriter, the underwriter will be deemed to have received compensation in the form of underwriting commissions and discounts as set forth in the table below.

We have also agreed to reimburse the underwriter at closing for legal expenses incurred by it in connection with the offering up to a maximum of $80,000.

The following table shows the underwriting discounts and commissions payable to the underwriter by us in connection with this offering (assuming both the exercise and non-exercise of the option to purchase additional shares of common stock we have granted to the underwriter):

	Per Share		Total
	Without Underwriter Option	With Underwriter Option	Without Underwriter Option	With Underwriter Option
Public offering price	$12.75	$12.75	$23,970,000	$27,565,500
Underwriting discounts and commissions paid by us	$0.6375	$0.6375	$1,198,500	$1,378,275

S-18

Indemnification

Pursuant to the underwriting agreement, we have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriter or such other indemnified parties may be required to make in respect of those liabilities.

Lock-Up Agreements

We and our officers and directors have agreed, subject to certain exceptions, for a period of 90 days after the date of the underwriting agreement, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the underwriter; provided, that, with respect to Mr. Solomita, no such consent will be required for the sale of up to 200,000 shares of our common stock on or after October 1, 2020 to pay any tax withholding obligations incurred in connection with the exercise of options or upon vesting of restricted stock units of our common stock issued under our equity incentive plan, provided that any filing under Section 16(a) of the Exchange Act that is made in connection with any such sales during the lock-up period will state that such sales were permitted pursuant to the terms of a lock-up agreement executed by Mr. Solomita. The underwriter may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Right of First Refusal

We granted the underwriter a right of first refusal for a period of three months to act as exclusive placement agent or underwriter and book runner(s), as applicable, for future public and private equity, equity-linked or debt offerings undertaken by us or any successor or subsidiary, with certain exceptions.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriter or by its affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriter’s websites or our website and any information contained in any other websites maintained by the underwriter or by us is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.

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Price Stabilization, Short Positions and Penalty Bids

In connection with the offering the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that it may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriter may close out any covered short position by either exercising its over-allotment option and/or purchasing shares in the open market.

•	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. A naked short position occurs if the underwriter sell more shares than could be covered by the over-allotment option. This position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

The underwriter may also engage in passive market making transactions in our common stock. Passive market making consists of displaying bids on the Nasdaq Stock Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Other

From time to time, the underwriter and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees. In the course of their businesses, the underwriter and its affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriter and its affiliates may at any time hold long or short positions in such securities or loans. Except for services provided in connection with this offering, no underwriter has provided any investment banking or other financial services to us during the 180-day period preceding the date of this prospectus supplement and we do not expect to retain any underwriter to perform any investment banking or other financial services for at least 90 days after the date of this prospectus supplement.

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Compliance with Canadian Securities Laws

Our head office is located in the Province of Quebec, Canada, and as a result we must comply with the prospectus requirements of Quebec securities laws, or an exemption from such prospectus requirements, when making sales of securities to any purchaser outside Canada.  In order to comply with the “accredited investor” exemption afforded by National Instrument 45-106 Prospectus Exemptions of the Canadian securities administrators, all purchasers of securities offered by prospectus in any country must qualify as an “accredited investor” as defined for the purposes of that Canadian prospectus exemption.  See “Notice to Investors.”

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement. This prospectus supplement and the accompanying prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus supplement is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus supplement and the accompanying prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus supplement is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus supplement.

Canada

The securities have not been qualified for distribution by prospectus under the securities laws of any province or territory of Canada and may not be sold to any purchaser located or resident in Canada except in accordance with an exemption from the prospectus requirements of applicable Canadian securities laws.  Any such sales to a purchaser located or resident in Canada may only be made pursuant to a Canadian offering memorandum prepared in compliance with the applicable requirements of Canadian securities laws.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

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European Economic Area - Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

·	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

·	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

·	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining our prior consent or any underwriter for any such offer; or

·	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall require us to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2 and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

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Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus supplement and the accompanying prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with this offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, “CONSOB” pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

·	to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

·	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

·	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

·	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

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Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

New Zealand

The shares of common stock offered hereby have not been offered or sold, and will not be offered or sold, directly or indirectly in New Zealand and no offering materials or advertisements have been or will be distributed in relation to any offer of shares in New Zealand, in each case other than:

·	to persons whose principal business is the investment of money or who, in the course of and for the purposes of their business, habitually invest money;

·	to persons who in all the circumstances can properly be regarded as having been selected otherwise than as members of the public;

·

to persons who are each required to pay a minimum subscription price of at least NZ$500,000 for the shares before the allotment of those shares (disregarding any amounts payable, or paid, out of money lent by the issuer or any associated person of the issuer); or

·

in other circumstances where there is no contravention of the Securities Act 1978 of New Zealand (or any statutory modification or reenactment of, or statutory substitution for, the Securities Act 1978 of New Zealand).

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissăo do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

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Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. We may not render services relating to the securities within the United Arab Emirates, including the receipt of applications and/or the allotment or redemption of such shares.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

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Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply us.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

S-26

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon by Ballard Spahr LLP, Las Vegas, Nevada.  Lowenstein Sandler LLP, New York, New York, is acting as counsel for the underwriter in connection with this offering.

EXPERTS

The consolidated financial statement as of and for the year ended February 29, 2020 incorporated in the Registration Statement on Form S-3, which forms part of this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended February 29, 2020, as amended, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities described in this prospectus supplement.  This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC.  For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement.  Statements contained in this prospectus supplement concerning the contents of any contract or any other document are not necessarily complete.  If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed.  Our filings, including a copy of the registration statement and the exhibits filed therewith, are available to the public over the Internet at the SEC’s web site at www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC’s public reference room and accessible through the SEC’s Internet website referenced above. We also maintain an Internet website at www.loopindustries.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.  Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, and is not incorporated by reference herein. We have included our website address in this prospectus supplement solely for informational purposes and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus supplement or in deciding whether to purchase our securities.

INFORMATION INCORPORATED BY REFERENCE

We “incorporate by reference” certain documents we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and any information contained in this prospectus supplement or in any document incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement or free writing prospectus provided to you in connection with this offering, or in any other document we subsequently file with the SEC that also is incorporated by reference in this prospectus supplement, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus supplement.

S-27

The following documents filed with the SEC are hereby incorporated by reference in this prospectus supplement:

•	our Annual Report on Form 10-K for the fiscal year ended February 29, 2020 filed with the SEC on May 5, 2020 (the “2020 Annual Report”);

•	our Annual Report on Form 10-K/A for the fiscal year ended February 29, 2020, filed with the SEC on May 6, 2020;

•	our Annual Report on Form 10-K/A for the fiscal year ended February 29, 2020, filed with the SEC on September 21, 2020;

•	our Quarterly Report on Form 10-Q for the quarter ended May 31, 2020, filed with the SEC on July 14, 2020;

•	our Current Reports on Form 8-K, filed with the SEC on March 11, 2020, March 25, 2020, June 30, 2020, and July 15, 2020;

•	our Definitive Proxy Statement, filed with the SEC on May 4, 2020, relating to our 2020 Annual Meeting of Stockholders held on June 29, 2020, to the extent incorporated by reference into the 2020 Annual Report; and

•	the description of our common stock as set forth in Exhibit 4.1 to the 2020 Annual Report and our Annual Report on Form 10-K for the fiscal year ended February 28, 2019, filed with the SEC on May 8, 2019, including any subsequent amendment or any report filed for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus supplement and to be part hereof from the date of filing of such reports and other documents.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus supplement.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus supplement, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto.  Requests for such copies should be directed to our Investor Relations department, at the following address: Loop Industries, Inc., 480 Fernand-Poitras, Terrebonne, Québec, Canada, J6Y 1Y4, Attention: Chief Operating Officer and Chief Financial Officer, or you may call us at (450) 951-8555.

S-28

$100,000,000

Common Stock

Preferred Stock

Debt Securities

5,482,356 Shares of Our Common Stock Offered by the Selling Stockholders

We may from time to time in one or more offerings offer and sell up to an aggregate amount of $100,000,000 common stock, preferred stock or debt securities in any combination of the foregoing.

In addition, the selling stockholders may from time to time offer and sell up to 5,482,356 shares of our common stock. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.

Our common stock is listed on the NASDAQ Global Market under the symbol “LOOP”. On August 3, 2018, the reported closing sale price of our common stock on the NASDAQ Global Market was $9.66 per share.

The preferred stock and debt securities described in this prospectus have not been approved for listing on any market or exchange, and we have not made any application for such listing.

This prospectus describes the general terms of the securities we may offer and the general manner in which we may offer these securities. Each time we sell securities described herein, and in certain cases where one or more selling stockholders sell securities pursuant to this prospectus, we or the selling stockholders, as applicable, will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. Such prospectus supplements may also add, update or change information contained in this prospectus. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the NASDAQ Global Market or any other securities market or other exchange with respect to the securities covered by such prospectus supplement. You should carefully read this prospectus and any applicable prospectus supplement, together with the documents we incorporate by reference, before you invest.

Investing in our securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page 4 of this prospectus and “Item 1A-Risk Factors” of our most recent report on Form 10-K or 10-Q that is incorporated by reference in this prospectus before you invest in our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

These securities may be offered and sold to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If underwriters, dealers, or agents are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. In addition, the underwriters may overallot a portion of the securities.

Prospectus dated August 23, 2018.

ABOUT THIS PROSPECTUS

This prospectus relates to the offer and the sale by us of any combination of the securities described in this prospectus for an aggregate offering price of up to $100,000,000. This prospectus also relates to the offer and the sale of up to 5,482,356 of our shares of common stock by the selling stockholders identified in this prospectus. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings. In addition, under this shelf process, the selling stockholders may, from time to time, offer and sell up to an aggregate of 5,482,356 shares of our common stock in one or more offerings.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities described herein, and in certain cases where one or more selling stockholders sell securities pursuant to this prospectus, we or the selling stockholders, as applicable, will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should carefully read both this prospectus and any accompanying prospectus supplement, together with the information incorporated by reference and any other offering materials. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related free writing prospectus in connection with the offering described herein and therein. Neither this prospectus nor any prospectus supplement nor any related free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither us nor the selling stockholders have done anything that would permit our public offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

1

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the sections of this prospectus captioned “Risk Factors” in this prospectus, the financial statements and related notes and other information that we incorporate by reference herein, including our most recent report on Form 10-K or on Form 10-Q. Unless the context otherwise requires, the terms “Loop Industries, Inc.,” “Loop Industries,” “Loop,” “the company,” “we,” “us” and “our” in this prospectus refer to the consolidated operations of Loop Industries, Inc. and its consolidated subsidiaries as a whole.

Loop Industries, Inc.

Overview

We are an innovative technology company focused on sustainability. Our mission is to accelerate the world’s shift toward sustainable plastic and away from its dependence on fossil fuels, enabling a truly circular economy. Our patented, tertiary PET/polyester recycling technology decouples plastic from fossil fuels, depolymerizing waste PET plastic and polyester fiber into its base building blocks. The resulting monomers are then polymerized into virgin-quality PET plastic that meets FDA requirements for use in food-grade plastic packaging, such as water and soda bottles, and polyester fiber for textile applications.

Our technology allows for low value and no value waste PET plastic and polyester fibers such as carpets and clothing to be upcycled into high value PET/polyester packaging for consumer goods companies. Our zero energy depolymerization technology specifically targets PET/polyester, allowing for the removal of all waste impurities, such as colors/dyes, labels and non-PET plastic waste. We believe this provides us with an innovative technology to help achieve our mission.

Corporate Information and History

We were originally incorporated in Nevada in March 2010 under the name Radikal Phones Inc., which was changed to First American Group Inc. in October 2010. On July 29, 2015, we completed a reverse acquisition of Loop Holdings, Inc., whereby we acquired all of its issued and outstanding common shares in a share exchange for approximately 78.1% of the capital stock of our company at the time. The depolymerization business of Loop Holdings, Inc. became our sole operating business. On June 22, 2015, our board of directors approved a change in the fiscal year end date from September 30 to the last day of February. On July 21, 2015 we changed our name to Loop Industries, Inc. Loop Holdings, Inc. was originally incorporated in Nevada on October 23, 2014. On March 9, 2017, Loop Holdings, Inc. merged with and into us.

Our principal executive offices are located at 480 Fernand-Poitras Street, Terrebonne, Québec J6Y 1Y4 Canada. Our telephone number is (450) 951-8555. Our website address is http://www.loopindustries.com. The information contained on, or that can be accessed through, our website is not incorporated by reference in this prospectus and should not be considered to be part of this prospectus.

2

The Securities We May Offer

We may offer or sell common stock, preferred stock and debt securities in one or more offerings and in any combination. The aggregate offering price of the securities sold by us pursuant to this prospectus will not exceed $100,000,000. In addition, the selling stockholders named in this prospectus may offer or sell, from time to time, up to 5,482,356 shares of our common stock. Each time we sell securities described herein, and in certain cases where one or more selling stockholders sell securities pursuant to this prospectus, we or the selling stockholders, as applicable, will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered.

We or the selling stockholders may sell the securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of any of these methods of sale or as otherwise set forth below under “Plan of Distribution.” We and the selling stockholders, as well as any agents acting on our or their behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Any prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may offer shares of our common stock, par value $0.0001 per share, either alone or underlying other registered securities convertible into our common stock. The selling stockholders may offer shares of our common stock, par value $0.0001 per share, to the extent such shares were issued and outstanding, or issuable upon exercise or conversion of securities issued and outstanding, prior to the original date of filing of the registration statement to which this prospectus relates. Holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights.

Preferred Stock

Our board of directors has the authority, subject to limitations prescribed by Nevada law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix or alter the rights, preferences and privileges of the preferred stock, along with any limitations or restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each class or series of preferred stock.

Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding-up, voting rights and rights to convert into common stock.

Debt Securities

We may offer secured or unsecured obligations in the form of one or more series of debt securities, which may be senior, senior subordinated or subordinated obligations. Any subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into shares of our common stock.

The debt securities will be issued under an indenture, as supplemented by a resolution of our board of directors, an officer’s certificate or a supplemental indenture, between us and a trustee. We have summarized the general features of the debt securities to be governed by the indenture. The indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the indenture. Instructions on how you can get copies of this document are provided under the heading “Where You Can Find More Information.”

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RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risks, uncertainties and assumptions discussed under “Risk Factors” in our most recent Annual Report on Form 10-K or Quarterly Reports on Form 10-Q and in other documents, which are incorporated herein by reference into this prospectus, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

4

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents we incorporate by reference herein and therein contain forward-looking statements that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of such terms and other comparable terminology.

These forward-looking statements include, without limitation, statements about our market opportunity, our strategies, ability to improve and expand our capabilities, competition, expected activities and expenditures as we pursue our business plan, the adequacy of our available cash resources, regulatory compliance, plans for future growth and future operations and the size of our addressable market and market trends. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Actual results may differ materially from the predictions discussed in these forward-looking statements. The economic environment within which we operate could materially affect our actual results. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. These risks and other factors include, but are not limited to, those listed under “Risk Factors” in our most recent filings with the SEC. Additional factors that could materially affect these forward-looking statements and/or predictions include, among other things: (i) commercialization of our technology and products, (ii) development and protection of our intellectual property and products, (iii) our need for and ability to obtain additional financing, (iv) industry competition, (v) regulatory and other legal compliance, (vi) the exercise of the control over us by Daniel Solomita, our President and Chief Executive Officer, Chairman of the Board of Directors, and majority stockholder, (vii) other factors over which we have little or no control, (viii) the development of our manufacturing facility, (ix) whether the reassessment of our internal controls over financial reporting could lead us to conclude that there were deficiencies in its internal control over financial reporting that constitute material weaknesses, (x) adverse effects on the Company’s business and operations as a result of increased regulatory, media or financial reporting issues and practices, rumors or otherwise and (xi) other factors discussed in our filings with the SEC.

Management has included projections and estimates in this prospectus, which are based primarily on management’s experience in the industry, assessments of our results of operations, discussions and negotiations with third parties and a review of information filed by our competitors with the SEC or otherwise publicly available.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

5

RATIO OF EARNINGS TO FIXED CHARGES

The following summary is qualified by the more detailed information appearing in the computation table found in Exhibit 12.1 to the registration statement of which this prospectus is part and the historical financial statements, including the notes to those financial statements, incorporated by reference in this prospectus.

In the fiscal years ended February 29, 2016, February 28, 2017 and February 28, 2018, and the three months ended May 31, 2018, earnings were insufficient to cover fixed charges by $2.8 million, $4.1 million, $14.0 million, and $3.5 million, respectively.

For the periods indicated below, we had no outstanding shares of preferred stock with required dividend payments and as a result, the ratios of earnings to combined fixed charges and preferred stock dividends are identical to the ratios presented in the tables below.

Our ratio of earnings to fixed charges for each of the years ended February 29, 2016, February 28, 2017, February 28, 2018 and the three months ended May 31, 2018 was as follows:

	Year Ended			Three Months Ended
	February 29, 2016	February 28, 2017	February 28, 2018	May 31, 2018
RATIO OF EARNINGS TO FIXED CHARGES (1)	N/A	N/A	N/A	N/A

__________

(1)

For purposes of computing this ratio of earnings to fixed charges, fixed charges consist of interest expense and estimated interest component of rent and earnings consist of loss before income taxes plus fixed charges.

6

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we currently intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes. Accordingly, we will have significant discretion in the use of any net proceeds. The specific allocations of the proceeds we receive from the sale of our securities will be described in the applicable prospectus supplement.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the material terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of our capital stock, you should refer to our articles of incorporation, as amended, and our amended and restated bylaws and to the provisions of applicable Nevada law.

Our authorized capital stock consists of 250,000,000 shares of common stock, $0.0001 par value, 1 share designated as Series A preferred stock, $0.0001 par value, and 24,999,999 shares as undesignated preferred stock, $0.0001 par value, the rights, preferences and privileges of which may be designated from time to time by our board of directors. As of August 1, 2018, there were 33,805,706 shares of our common stock issued and outstanding held of record by approximately 106 stockholders and 1 share of Series A preferred stock issued and outstanding held of record by 1 stockholder. The actual number of stockholders is greater than this number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

Undesignated Preferred Stock

Subject to the rights of the preferred shareholders set forth in “-Series A Preferred Stock; Common Stock-Protective Provisions”, under the terms of our articles of incorporation, our board of directors is authorized to issue shares of our undesignated preferred stock in one or more series without shareholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible future acquisitions and other corporate purposes, will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until our board of directors determines the specific rights attached to that preferred stock. The effects of issuing preferred stock could include one or more of the following:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing changes in control or management of our company.

Once our board of directors approves the rights and preferences for a series of preferred stock, we will file a Certificate of Designation for such series of preferred stock with the Nevada Secretary of State formally establishing such rights and preferences.

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Series A Preferred Stock; Common Stock

Voting

Except as set forth below, each holder of Series A preferred stock has the same rights as holders of common stock and shall be entitled to notice of any shareholders’ meeting. They shall also be entitled to vote with the holders of common stock, and not as a separate class, except as may otherwise be required by law. Except as set forth below, each shareholder shall be entitled to one (1) vote for each share of stock outstanding. Except as set forth below or otherwise provided by the law of the State of Nevada, any corporate action to be taken shall be authorized by a majority of the votes cast by the shareholders. There are no cumulative rights to voting.

Each share of Series A preferred stock is entitled to the number of votes calculated as follows:

n = ((Ct / 0.35) - (Ct + Cdp)) / SAt

Where: Ct	=	The number of shares of common stock outstanding and entitled to vote;

Cdp	=	The number of shares of common stock outstanding and entitled to vote and held by Daniel Solomita, our President and Chief Executive Officer, and his permitted transferees; and

SAt	=	The number of shares of Series A preferred stock outstanding.

Additionally, for as long as any shares of Series A preferred stock are outstanding, the holders of Series A preferred stock shall be entitled to elect one director, or the Series A Director.

Protective Provisions

For as long as any shares of Series A preferred stock are outstanding, we must obtain the approval of at least a majority of the holders of the outstanding shares of preferred stock, voting as a separate class, to:

•	Amend our articles of incorporation or, unless approved by our board of directors, including by the Series A Director, amend our bylaws;

•	Change or modify the rights, preferences or other terms of the Series A preferred stock, or increase or decrease the number of authorized shares of Series A preferred stock;

•	Reclassify or recapitalize any outstanding equity securities, or, unless approved by our board of directors, including by the Series A Director, authorize or issue, or undertake an obligation to authorize or issue, any equity securities or any debt securities convertible into or exercisable for any equity securities (other than the issuance of stock-options or securities under any employee option or benefit plan);

•	Authorize or effect any transaction constituting a Deemed Liquidation (as defined in this subparagraph), or any other merger or consolidation of the Company, where a Deemed Liquidation shall mean: (1) the closing of the sale, transfer or other disposition of all or substantially all of the Company’s assets (including an irrevocable or exclusive license with respect to all or substantially all of the Company’s intellectual property); (2) the consummation of a merger, share exchange or consolidation with or into any other corporation, limited liability company or other entity (except one in which the holders of capital stock of the Company as constituted immediately prior to such merger, share exchange or consolidation continue to hold at least 50% of the voting power of the capital stock of the Company or the surviving or acquiring entity (or its parent entity)), (3) authorizing or effecting any transaction liquidation, dissolution or winding up of the Company, either voluntary or involuntary; provided, however, that none of the following shall be considered a Deemed Liquidation: (A) a merger effected exclusively for the purpose of changing the domicile of the Company, or (B) a transaction or other event deemed to be exempt from the definition of a Deemed Liquidation by the holders of at least a majority of the then outstanding Series A preferred stock.

•	Increase or decrease the size of our board of directors as provided in our bylaws or remove the Series A Director (unless approved by our board of directors, including the Series A Director);

•	Declare or pay any dividends or make any other distribution with respect to any class or series of capital stock (unless approved by our board of directors, including the Series A Director);

•	Redeem, repurchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any outstanding shares of capital stock (other than the repurchase of shares of common stock from employees, consultants or other service providers pursuant to agreements approved by our board of directors under which the Company has the option to repurchase such shares at no greater than original cost upon the occurrence of certain events, such as the termination of employment) (unless approved by our board of directors, including the Series A Director);

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•	Create or amend any stock option plan of the Company, if any (other than amendments that do not require approval of the shareholders under the terms of the plan or applicable law) or approve any new equity incentive plan;

•	Replace the President and/or Chief Executive Officer of the Company (unless approved by our board of directors, including the Series A Director);

•	Transfer assets to any subsidiary or other affiliated entity (unless approved by our board of directors, including the Series A Director);

•	Issue, or cause any subsidiary of the Company to issue, any indebtedness or debt security, other than trade accounts payable and/or letters of credit, performance bonds or other similar credit support incurred in the ordinary course of business, or amend, renew, increase or otherwise alter in any material respect the terms of any indebtedness previously approved or required to be approved by the holders of the Series A preferred stock (unless approved by our board of directors, including the Series A Director);

•	Modify or change the nature of the Company’s business;

•	Acquire, or cause a subsidiary of the Company to acquire, in any transaction or series of related transactions, the stock or any material assets of another person, or enter into any joint venture with any other person (unless approved by our board of directors, including the Series A Director); or

•	Sell, transfer, license, lease or otherwise dispose of, in any transaction or series of related transactions, any material assets of the Company or any subsidiary outside the ordinary course of business (unless approved by our board of directors, including the Series A Director).

Dividends

Subject to the rights of the preferred shareholders set forth in “-Protective Provisions”, our board of directors shall have full power and discretion, to determine out of legally available funds what, if any, dividends or distributions shall be declared and paid. Dividends may be paid in cash, in property, or in shares of common stock. Shares of common stock and Series A preferred stock are treated equally and ratably, on a per share basis, with respect to any dividend or distribution from us. If a dividend is paid in the form of shares of common stock or rights to acquire common stock, the holders of common stock and Series A preferred stock shall both receive common stock or rights to acquire common stock. No dividends shall be declared or payable in the form of Series A preferred stock.

Liquidation Rights

If there is a liquidation, dissolution or winding up of the Company, holders of our common stock and Series A preferred stock would be entitled to share in our assets remaining after the payment of liabilities equally and ratably, on a per share basis.

Conversion

Voluntary Conversion: Each share of Series A preferred stock shall be convertible into one fully paid and nonassessable share of common stock at the option of the holder.

Automatic Conversion: Each share of Series A preferred stock shall automatically convert into one share of common stock upon the first to occur of (i) a transfer of such share of Series A preferred stock, (ii) the death or incapacity of Daniel Solomita, (iii) the resignation of Daniel Solomita as an officer of the Company, or (iv) the date on which Daniel Solomita ceases to hold, together with his permitted transferees, an aggregate number of the outstanding shares of common stock held by him on February 12, 2016 that are at least equal to seven and one-half percent (7.5%) of the total number of outstanding shares of common stock on February 12, 2016 (as adjusted for any stock splits and stock dividends effected after February 12, 2016).

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Other Provisions

Holders of our common stock and Series A preferred stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock or Series A preferred stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (718) 921-8206.

Listing

Our common stock is listed on the NASDAQ Global Market under the symbol “LOOP”.

Effect of Certain Provisions of our Articles of Incorporation and Bylaws

Some provisions of our articles of incorporation and bylaws contain provisions that could make the following transactions more difficult:

•	acquisition of us by means of a tender offer;

•	acquisition of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

These provisions, summarized below, are designed to discourage coercive takeover practices and inadequate takeover bids and to promote stability in our management. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

•	Undesignated Preferred Stock. The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue one or more series of preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our Company.

•	Protective Provisions. The Series A preferred stock has certain protective provisions, as set forth in “-Protective Provisions,” that could have an effect of delaying, deferring or preventing a change in control of the Company.

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DESCRIPTION OF THE DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee to be named in a prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•

if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

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Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of a clearing agency registered under the Exchange Act (the “Depositary”) or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•

we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

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Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us; and

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

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No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

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We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

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Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;

•	such deposit will not result in a breach or violation of, or constitute a default under the indenture or any other agreement to which we are a party;

•	no default or event of default with respect to the applicable series of debt securities shall have occurred or is continuing on the date of such deposit; and

•	delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

17

SELLING STOCKHOLDERS

This prospectus also relates to the possible resale by certain of our stockholders, who we refer to in this prospectus as the “selling stockholders,” of up to 5,482,356 shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. When we refer to the “selling stockholders” in this prospectus, we mean the persons listed in the table below, as well as their donees, pledgees, assignees, transferees, distributees, or other successors in interest.

The following table details the name of each selling stockholder, the number of shares of our common stock beneficially owned by the selling stockholder, and the number of shares of our common stock that may be offered by the selling stockholder for resale under this prospectus. The following table has been prepared on the assumption that all shares offered for resale by the selling stockholders under this prospectus will be sold to parties unaffiliated with the selling stockholders. The percentage of shares of our common stock beneficially owned by the selling stockholders both prior to and following the offering of securities pursuant to this prospectus, is based on 33,805,706 shares of our common stock outstanding as of August 1, 2018 and does not take into account any securities issued by us pursuant to this prospectus. We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of our common stock.

Unless otherwise indicated in the footnotes below, each stockholder named in the following table possesses sole voting and investment power over the shares listed. The information does not necessarily indicate beneficial ownership for any other purpose. Unless otherwise noted below, the address of each stockholder listed on the table is c/o Loop Industries, Inc., 480 Fernand-Poitras, Terrebonne, Québec, Canada, J6Y 1Y4. The actual number of shares held by each stockholder listed below may greater than this number held of record, as the shareholders may be beneficial owners of additional shares that are held in street name by brokers and other nominees or in trust or by other entities.

	Shares of Common Stock Beneficially Owned Prior to the Offering		Shares of Common Stock Being Registered for	Shares of Common Stock Beneficially Owned After the Offering
Name of Selling Stockholder	Shares	Percentage	Resale	Shares	Percentage
R Harrell Investments Ltd	25,000	*	25,000	-	*
Scott Brandt	25,000	*	25,000	-	*
Sheward Family Trust	25,000	*	25,000	-	*
Daniel S Miller	26,198	*	26,198	-	*
Louis R Miller	28,571	*	28,571	-	*
Tasant Holdings Inc	30,001	*	30,001	-	*
Lee Karls	31,250	*	31,250	-	*
Robert Lazerus	38,457	*	30,000	8,457	*
Timothy J Joyce Ttee Wood	42,857	*	42,857	-	*
Chanthy Walsh & Timothy P Walsh	43,500	*	30,000	13,500	*
Palisade Productions LLC	43,750	*	43,750	-	*
James Matthew Harrison	46,000	*	5,000	41,000	*
Andrew Stupin	47,620	*	47,620	-	*
The Entrust Group (Chester Frank Griffiths Ira)	50,010	*	50,010	-	*
Leon Redensky	62,500	*	62,500	-	*
Weiming Zhang	72,023	*	72,023	-	*
Jay Stubina 6337708 Canada Inc	75,000	*	75,000	-	*
Goldie Holdings Inc	91,500	*	91,500	-	*
Miller Family Legacy Llc	133,335	*	133,335	-	*
9014-4304 Quebec Inc	346,246	1.0242%	346,246	-	*
Allinall LLP	416,667	1.2325%	416,667	-	*
Allan Brennan	461,650	1.3656%	337,000	124,650	*
Donald Danks (1)	1,413,560	4.1814%	1,379,000	34,560	*
Ccbb Investments Group LLC	1,500,000	4.4371%	1,500,000	-	*
10036552 Canada Inc. (2)	18,600,000	55.0203%	300,000	18,300,000	54.1329%
All Other Selling Stockholders (56 persons) (3)	331,828	*	328,828	3,000	*
Total	24,007,523	71.0162%	5,482,356	18,525,167	54.7989%

__________________

*	Represents beneficial ownership of less than 1%.
(1)	Comprised of (i) 854,000 held by the Danks Family Trust, (ii) 500,000 shares held by The Entrust Group FBO Donald Linn Danks IRA 7230012473, (iii) 25,000 shares held by each of Andrew Danks and Aaron Danks and (iv) 9,560 restricted stock units granted to Donald Danks in his functions as Director which fully vest on May 31, 2018. The 854,000 held by the Danks Family Trust, 500,000 shares held by The Entrust Group FBO Donald Linn Danks IRA 7230012473 and 25,000 held by Andrew Danks are being registered in this registration statement.
(2)	Comprised of 18,600,000 shares held by 10036552 Canada Inc., an entity wholly owned by Daniel Solomita.
(3)	Represents shares held by 56 selling shareholders not listed above who, as a group, own less than 1% of our outstanding shares of common stock prior to this prospectus.

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Material Relationships with Selling Stockholders

Mr. Solomita is our Chief Executive Officer and a member of our board of directors.

Mr. Danks was a member of our board of directors until June 28, 2018.

PLAN OF DISTRIBUTION

We or the selling stockholders may sell the securities offered through this prospectus and any accompanying prospectus supplement, if required, in any of the following ways: (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any of these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices.

We or the selling stockholders may use any one or more of the following methods when selling securities:

•	underwritten transactions;

•	privately negotiated transactions;

•	sales through the NASDAQ Global Market or on any national securities exchange or quotation service on which the shares of common stock may be listed or quoted at the time of sale;

•	sales in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such securities at a stipulated price per share;

•	a block trade (which may involve crosses) in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	“at the market” offerings to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	exchange distributions and/or secondary distributions;

•	short sales and delivery of shares of common stock to close out short positions;

•	sales by broker-dealers of shares of common stock that are loaned or pledged to such broker-dealers;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

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If required, a prospectus supplement with respect to a particular offering will set forth the terms of the offering, including the following:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the name or names of any selling stockholders;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions or agency fees and other item constituting underwriters’ or agents’ compensation;

•	any initial price to public;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

A selling stockholder that is an entity may elect to make a pro rata in-kind distribution of shares of our common stock to its members, partners or stockholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners or stockholders are not affiliates of such selling stockholder, such members, partners or stockholders would thereby receive freely tradeable shares of our common stock pursuant to the distribution through a registration statement.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us or the selling stockholders. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them (other than any securities purchased upon exercise of any option to purchase additional securities). In connection with any offering of common stock pursuant to this prospectus, underwriters may have an option to purchase additional shares of common stock from us. We will provide information regarding any such option to purchase additional shares of common stock from us in the applicable prospectus supplement. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us or the selling stockholders, as applicable.

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Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

If dealers are used in the sale of securities offered through this prospectus, we or the selling stockholders will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholders and any underwriter, dealer or agent regarding the sale of the shares covered by this prospectus by such selling stockholders. If any selling stockholder notifies us that a material arrangement has been entered into with an underwriter, dealer or other agent for the sale of shares through a block trade, special offering or secondary distribution, we may be required to file a prospectus supplement pursuant to applicable SEC rules promulgated under the Securities Act.

Direct Sales and Sales through Agents

We or the selling stockholders may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. Any required prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us or the selling stockholders. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or the selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

Delayed Delivery Contracts

If the prospectus supplement indicates, we or the selling stockholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

At-the-Market Offerings

We or the selling stockholders may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4). To the extent that we or the selling stockholders make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us or the selling stockholders, on one hand, and the underwriters or agents, on the other. If we engage in at-the-market sales pursuant to any such agreement, we or the selling stockholders will sell our securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement, we or the selling stockholders may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. Any such agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined as of the date of this prospectus. Pursuant to the terms of the agreement, we or the selling stockholders may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of any such agreement will be set forth in more detail in the applicable prospectus or prospectus supplement.

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Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities by us will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Accordingly, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also over-allot or engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Over-allotment or short sales involve sales by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We, the selling stockholders, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we or the selling stockholders may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

In addition, the selling stockholders may enter into hedging transactions with dealers which may engage in short sales of shares of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell shares of our common stock short and deliver shares of our common stock to close out such short position. The selling stockholders may also enter into option or other transactions with dealers that require the delivery by such dealers of shares of our common stock, which securities may be resold thereafter pursuant to this prospectus or any applicable prospectus supplement.

Electronic Auctions

We or the selling stockholders may also make sales through the Internet or through other electronic means. Since we or the selling stockholders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us or the selling stockholders, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

22

General Information

Agents, underwriters and dealers may be entitled, under agreements entered into with us or the selling stockholders, to indemnification by us or the selling stockholders against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may engage in transactions with or perform services for us in the ordinary course of their businesses.

The selling stockholders and any agents, underwriters or dealers that are involved in selling shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such agents, underwriters or dealers and any profit on the resale of shares of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

There can be no assurance that any selling stockholder will sell any or all of the shares of our common stock registered pursuant to the registration statement of which this prospectus forms a part. The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than pursuant to the registration statement of which this prospectus forms a part. If sold under the registration statement of which this prospectus forms a part, the securities will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon by Ballard Spahr LLP, Las Vegas, Nevada. Additional legal matters may be passed on for any underwriters, dealers or agents by counsel we will name in any applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of February 28, 2018 and for the year ended February 28, 2018 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) as of February 28, 2018 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended February 28, 2018 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements, and which contains an adverse opinion on the effectiveness of internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements as of Feb 28, 2017 and for the year ended February 28, 2017 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended February 28, 2018 have been so incorporated in reliance on the of Weinberg & Company, P.A., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities described in this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from that office at prescribed rates. You may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers that file electronically with the SEC. The address of that website is www.sec.gov.

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We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC’s public reference room and accessible through the SEC’s Internet website referenced above. We also maintain an Internet website at www.loopindustries.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus or the registration statement of which this prospectus forms a part, and is not incorporated by reference herein. We have included our website address in this prospectus solely for informational purposes and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

INFORMATION INCORPORATED BY REFERENCE

We “incorporate by reference” certain documents we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and any information contained in this prospectus or in any document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or free writing prospectus provided to you in connection with this offering, or in any other document we subsequently file with the SEC that also is incorporated by reference in this prospectus, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus.

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended February 28, 2018, filed with the SEC on May 14, 2018;

•	our Definitive Proxy Statement, filed with the SEC on May 18, 2018, relating to our 2018 Annual Meeting of Stockholders held on June 28, 2018, to the extent incorporated by reference into such Annual Report on Form 10-K;

•	our Quarterly Reports on Form 10-Q for the quarters ended May 31, 2018, filed with the SEC on July 3, 2018, as amended by the amended report filed with the SEC on July 11, 2018;

•	our Current Reports on Form 8-K, filed with the SEC on April 10, 2018, June 22, 2018, June 27, 2018, June 29, 2018, July 3, 2018, July 13, 2018, July 24, 2018 and July 26, 2018; and

•	the description of our common stock as set forth in our registration statement on Form 8-A (Commission File No. 001-38301), filed with the SEC on November 17, 2017, including any subsequent amendment or any report filed for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address: Loop Industries, Inc., 480 Fernand-Poitras, Terrebonne, Québec, Canada, J6Y 1Y4 91367, Attention: General Counsel, or you may call us at (450) 951-8555.

24

$100,000,000

Common Stock

Preferred Stock

Debt Securities

5,482,356 Shares of Our Common Stock Offered by the Selling Stockholders

PROSPECTUS

25

1,880,000 Shares of Common Stock PROSPECTUS SUPPLEMENT Roth Capital Partners September 21, 2020

S-29